EXHIBIT 21.1
                         RECKSON ASSOCIATES REALTY CORP.
                            STATEMENT OF SUBSIDIARIES



NAME                                                STATE OF ORGANIZATION
-------------------------------------------------   ----------------------

Reckson Operating Partnership, L.P.                 Maryland
Omni Partners, L.P.                                 Delaware
Reckson FS Limited Partnership                      Delaware
Metropolitan Partners, LLC                          Delaware
Reckson Management Group, Inc.                      New York
Reckson Construction Group, Inc                     New York
Reckson Short Hills, LLC                            Delaware
Reckson / Stamford Towers, LLC                      Delaware